Strategic Environmental & Energy Resources, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

Strategic Environmental & Energy Resources Secures $750,000 Purchase Order for its H2SPlus™ Hydrogen Sulfide Removal System

H2SPlus System Deployed into Landfill Gas Project with Nation’s Leading Player in Landfill Gas Recovery and North America’s Premier Landfill Gas Company

GOLDEN, Colo., May 23, 2016 – Strategic Environmental & Energy Resources, Inc. (SEER) (OTCQB: SENR), a provider of environmental, renewable fuels and industrial waste stream management services, announced its wholly owned subsidiary, MV Technologies ("MV"), has secured a purchase order for its proprietary H2SPlus™ System to be deployed in a landfill gas recovery and processing project based in Southeast Michigan. The order has an initial value of $750,000 and the system is designed to easily accommodate future site expansion.

The H2SPlus™ System, with a capacity of 3,800 standard cubic feet per minute (SCFM), will serve as a critical component in the user’s program to generate the quality of landfill gas necessary for beneficial use as an alternative energy source gas and meet increasingly stringent emissions control limits. Landfill gas recovery systems put a noxious gas to productive use and provide local utilities, industries and consumers with an opportunity to use a competitive, renewable source of energy. The project is expected to be operational by the fall of 2016.

Tom Jones, vice president of business development for MV commented: “This order validates our decision in 2015 to focus on the growing landfill gas market and is now the 12th installation of MV’s H2SPlus™ System in a landfill gas management application. Moreover, the installation will increase the aggregate amount of LFG treated by MV’s H2SPlus Systems to over 30,000 SCFM nationwide. In fact, the current 12 MV installations throughout the U.S. remove more than 500 tons of deadly hydrogen sulfide (H2S) gas per year, which upon combustion, is converted to an equivalent amount of SO2. With SO2 being one of the five major regulated greenhouse gases contributing to climate change, it’s rewarding for everyone at MV to develop and commercialize technologies that contribute to a cleaner and safer environment.

“Increasing our presence in the landfill gas segment of the renewable energy market is a very important part of SEER’s overall business strategy. H2SPlus system sales generate both project revenue on the initial transaction as well as long-term, recurring revenue from supplying our proprietary, expendable media and other additives, that we call BioActive Media™ or BAM. At expected flow rates and projected H2S concentrations, this four-vessel system will require approximately 11,000 cubic feet of MV’s BioActive Media on an annual replacement basis,” added Jones.

“We are proud to have two of the top five U.S. landfill gas recovery organizations award us this purchase order for a large-scale renewable energy project,” said J. John Combs III, SEER’s chairman and CEO. “The momentum with our H2SPlus System rollout is building and this repeat project with two large, industry leaders validates the reliability and efficacy of our H2Splus system and BioActive Media. Additionally, the purchase order expands our growing installed base in the national LFG market and we are confident MV’s market share is moving in tandem as we continue to establish our value proposition and demonstrate our superior efficiencies and performance.”

 Landfill Gas

Landfill gas (LFG) is created when organic waste in a municipal solid waste landfill decomposes. This gas consists of about 50% methane (the primary component of natural gas), about 50% carbon dioxide (CO2), and a small amount of non-methane organic compounds (NMOCs). Instead of being allowed to escape into the air, LFG can be captured, converted, and used as an energy source. Using LFG helps to reduce odors and other hazards associated with LFG emissions, and helps prevent methane from being emitted into the atmosphere and contributing to local smog and global climate change.

Landfill Gas for Energy

Of the approximately 2,400 active or closed municipal solid waste landfills identified in LMOP's national database, nearly 600 of them have one or more LFG energy projects in operation, resulting in 648 operational projects. EPA estimates that as many as 400 additional landfills could cost-effectively have their methane turned into an energy resource, producing enough electricity to power nearly 473,000 homes across the United States. The remaining landfills in LMOP's database either have a project in the construction or planning phase, previously had a project that has since ceased operating, or are not known to have LFG energy potential based on the data available.

Economic Benefits of Using Landfill Gas as a Resource

LFG energy projects are a win-win opportunity for all parties involved, whether they are the landfill owner/operators, the local utility, the local government, or the surrounding community. Once the LFG system is in place, the captured gas can be sold for use as heat or fuel or be converted and sold on the energy market as renewable "green" power. In so doing, the community can turn an environmental and financial liability into an asset improving both the local community and the planet.

Recovered Landfill Gas

Almost any entity can use LFG for a variety of purposes. One option is for utilities and power providers to purchase the electricity generated from the recovered LFG. Purchasing electricity from LFG enables utilities and power providers to add a renewable energy component to their energy portfolios. In addition, any entity (including municipalities, local industrial customers, and other organizations) that has a need for a direct and constant power supply is a good candidate for LFG use. LFG can be piped directly to a nearby facility for use as either a boiler or industrial process fuel. Direct use of LFG is reliable and requires minimal processing and minor modifications to existing combustion equipment.

About Strategic Environmental & Energy Resources, Inc.

Strategic Environmental & Energy Resources, Inc. (SEER) (OTCQB: SENR), identifies, secures, and commercializes patented and proprietary environmental clean technologies in several multibillion dollar sectors (including oil & gas, renewable fuels, and all types of waste management, both solid and gaseous) for the purpose of either destroying/minimizing hazardous waste streams more safely and at lower cost than any competitive alternative, and/or processing the waste for use as a renewable fuel for the benefit of the customers and the environment. SEER has four wholly-owned operating subsidiaries: REGS, LLC; Tactical Cleaning Company, LLC; MV Technologies, LLC and SEER Environmental Materials, LLC; and two majority-owned subsidiaries: Paragon Waste Solutions, LLC; and ReaCH4biogas ("Reach"). For more information about the Company visit: www.seer-corp.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates," and other terms with similar meaning. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. Statements in this press release regarding future performance or fiscal projections, the cost effectiveness, impact and ability of the Company's products to handle the future needs of customers are forward-looking statements. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Investor Relations

MZ Group

Chris Tyson

Managing Director – MZ North America

Direct: 949-491-8235

chris.tyson@mzgroup.us

www.mzgroup.us